Designated Filer:	LRP V Luxembourg Holdings S.à r.l.
Issuer & Ticker Symbol:	Tesco Corporation (TESO)
Date of Event Requiring Statement:	November 20, 2013

Joint Filer Information

1.	Name:	Lime Rock Partners V, L.P.
	Address:	c/o Lime Rock Management LP
274 Riverside Avenue
Westport, CT 06680

2.	Name:	Lime Rock Partners GP V, L.P.
	Address:	c/o Lime Rock Management LP
274 Riverside Avenue
Westport, CT 06680

3.	Name:	LRP GP V, Inc.
	Address:	c/o Lime Rock Management LP
274 Riverside Avenue
Westport, CT 06680